Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132828 and 333-147939 of Great Plains Energy Incorporated on Form S-8 of our report relating to the financial statements of the Great Plains Energy Incorporated 401(k) Savings Plan dated June 20, 2011, appearing in this Annual Report on Form 11-K of the Great Plains Energy Incorporated 401(k) Savings Plan for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

June 20, 2011